N E W S   R E L E A S E
                                                        DADE BEHRING
DADE BEHRING INC.
1717 Deerfield Road
P.O. Box 778
Deerfield, IL  60015-0778
847.267.5300


For Immediate Release

Contact:  Fred Nachman for Dade Behring, 312-832-9300 x202
          Joe Grillo for Bain Capital, 617-951-0000


               Dade Behring Announces Closing of $1.25 Billion
                       Senior Secured Credit Facility


     DEERFIELD, Ill. (July 2, 1999) - Dade Behring, a leading global manufacturer and marketer of products and systems serving clinical diagnostics, today announced it has closed a new $1.25 billion Senior

Secured Credit Facility.  The bank credit facility replaces the company's current senior bank credit facility.



     Dade Behring has used a portion of the proceeds to complete a share repurchase program announced on May 3, 1999.  Under this program, Dade

Behring purchased outstanding stock from its non-Hoechst AG shareholders and retired these shares, thus raising Hoechst AG's ownership in the company to approximately 50 percent.  Bain Capital and Goldman Sachs &

Co. will continue to hold voting control of the company.



     With 1998 revenues of approximately $1.3 billion, Dade Behring is among the largest clinical diagnostics companies worldwide and provides the broadest available offering of products and systems for diagnostics testing.  Dade Behring is headquartered in Deerfield, Illinois, has operations in 39 countries and works through distributors in other regions.

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